UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 15, 2021

Petrolia Energy Corporation

(Exact name of registrant as specified in its charter)

Texas	000-52690	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

710 N. Post Oak Rd., Ste. 400, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 723-1266

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BBLS	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In October and November of 2021, and January 2022, Petrolia Energy Corporation (the “Company”, “we” and “us”) entered into various subscription agreements (the “Subscription Agreements”) with certain accredited investors (collectively, the “Subscribers”), pursuant to which the Subscribers agreed, subject to certain conditions in the Subscription Agreements, to purchase an aggregate amount of 11,000 shares (the “Subscription Shares”) of the Company’s newly designated shares of Series C Convertible Preferred Stock, par value $0.10 per share (the “Series C Preferred Stock”), the rights associated with are described in greater detail under Item 5.03, which information is incorporated by reference into this Item 1.01), at $10.00 per share.

The securities offered will not be or have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing description of the Subscription Agreements and the transactions and documents contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the form of Subscription Agreement, which is filed as Exhibit 10.1 hereto and the terms of which are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Subscription Agreements is incorporated by reference in this Item 3.02. The Subscription Shares were issued in accordance with the Subscription Agreements in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act, since the transactions did not involve a public offering, the recipients were (a) “accredited investors”; and/or (b) had information regarding the Company similar to what would be included in a Registration Statement under the Securities Act, and acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The Subscription Shares are convertible into common stock of the Company pursuant to the terms of the Series C Designation (defined below). The maximum number of shares of common stock of the Company (the “Common Stock”) issuable upon conversion of the Subscription Shares, without taking into account accrued dividends or payment-in-kind shares and without regard to any Beneficial Ownership Limitation (discussed below), is 11,000,000 shares of common stock.

Item 3.03 Material Modification to Rights of Security Holders.

The information and disclosures set forth in Item 5.03 hereof are incorporated by reference into this Item 3.03 in their entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 19, 2021, the Board of Directors of the Company approved the filing of a Certificate of Designation of Petrolia Energy Corporation Establishing the Designations, Preferences, Limitations, and Relative Rights of its Series C Convertible Preferred Stock (the “Series C Preferred Stock” and the “Series C Designation”), with the Secretary of State of Texas, which designation was filed with, and became effective with, the Secretary of State of Texas on December 15, 2021. The Series C Designation designated 50,000 shares of Series C Preferred Stock. In February 2022, the Company filed a Certificate of Correction to the Series C Designation with the Secretary of State of Texas, to correct certain information therein, which has been corrected in the description of the Series C Designation, below. The Certificate of Correction was file stamped by the Secretary of State of Texas on February 25, 2022.

Series C Preferred Stock

The Series C Designation provides for the Series C Preferred Stock to have the following rights:

Ranking. The holders of Series C Preferred Stock will rank senior to the Common Stock and the Company’s Series B Preferred Stock with respect to payment of dividends and rights upon liquidation and will rank junior to the Company’s Series A Convertible Preferred Stock, the Corporation’s capital leases as may be in place from time to time, and any other senior debt or other security holders of the Corporation, including certain banks and/or institutions, which hold security interests over the Corporation’s assets as of the filing date of the Series C Designation.

Dividend Rights. Beginning on the original issue date of each share of the Series C Preferred Stock (the “Original Issue Date”), dividends will accrue monthly in arrears on the original issue price of $10.00 per share of the Series C Preferred Stock (the “Original Issue Price”) at the rate of eight percent (8%) per annum (the “Dividend Rate”), until such share is converted or redeemed as described in the Series C Designation (the “Accrued Dividends”). The Dividend Rate will automatically increase to eleven percent (11%) per annum if any shares of Series C Preferred Stock remain outstanding after December 31, 2023.

Payment of Accrued Dividends. Other than in connection with a conversion or redemption of shares of the Series C Preferred Stock as provided in the Series C Designation, or otherwise authorized by the Board of Directors, the Accrued Dividends are payable only in kind in a number of additional shares of Series C Preferred Stock (the “PIK Shares”) equal to the quotient of (i) the aggregate amount of the Accrued Dividends being paid by the Company in respect of the shares of Series C Preferred Stock held by such holder, divided by (ii) the Original Issue Price, and rounded to the nearest whole share of Series C Preferred Stock.

Conversion Rights. The shares of Series C Preferred Stock, together with any Accrued Dividends, are convertible into Common Stock at the election of the holder of the Series C Preferred Stock, at a price equal to the quotient of (i) the Original Issue Price of each share of Series C Preferred Stock and Accrued Dividends being converted divided by (ii) $0.01 per share, subject to adjustment in accordance with the Series C Designation (the “Conversion Price”). In addition, the shares of Series C Preferred Stock, together with any Accrued Dividends, will automatically convert into Common Stock at the Conversion Price upon the closing of any registered public offering of the Corporation’s Common Stock. If the conversion of the Series C Preferred Stock would cause a holder (and its affiliates) to exceed ownership of 4.999% of the Company’s common stock (the “Beneficial Ownership Limitation”), then the Company will only issue such number of shares to such holder as instructed by such holder and as would not cause such holder to exceed the maximum number of shares permitted under the Beneficial Ownership Limitation. The Beneficial Ownership Limitation may be increased or decreased with at least 61 days prior written notice by a holder, but may not be increased above 9.999%. The Beneficial Ownership Limitation does not apply to automatic conversions.

Redemption Rights. The Company has the option in its sole discretion, at any time, to redeem any outstanding shares of Series C Preferred Stock of the Company, together with any Accumulated Dividends, with thirty days prior written notice, by paying the holder(s) a redemption price equal to the Original Issue Price for each such Series C Preferred Stock shares, together with any Accumulated Dividends (the “Redemption Amount”, and each a “Redemption”). The payment by the Company to the holder of such shares of Series C Preferred Stock (at such holder’s address of record) of the Redemption Amount in connection with a Redemption automatically results in the cancellation, termination and invalidation of any outstanding Series C Preferred Stock held by such holder or his, her or its assigns.

Liquidation Preference. The Series C Preferred Shares have a liquidation preference at the Original Issue Price that is senior to the Company’s Common Stock and Class B Preferred Stock, and junior to the Company’s Class A Convertible Preferred Stock. The liquidation preference is payable upon a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or upon a deemed liquidation of the Company. A deemed liquidation includes any consolidation, merger, or reorganization of the Company in which the shareholders of the Company own less than fifty percent of the voting power of the resultant entity, or an acquisition to which the Company is a party in which at least fifty percent of the Company’s voting power is transferred, or the sale, lease, exclusive license or transfer of all or substantially all of the assets of the Company other than to a wholly-owned subsidiary.

Voting Rights. The holders of Series C Preferred Stock will vote together with the holders of the Common Stock on an as-converted basis, subject to the Beneficial Ownership Limitation, on each matter submitted to a vote of holders of Common Stock (whether at a meeting of shareholders or by written consent).

Protective Provisions. Subject to the rights of series of preferred stock which may from time to time come into existence, so long any shares of Series C Preferred Stock are outstanding, the Company cannot without first obtaining the approval (by written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series C Preferred Stock, voting together as a class:

(a) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series C Preferred Stock (except to the extent required to issue PIK Shares, if any);

(b) Adopt or authorize any new designation of any Preferred Stock or amend the Certificate of Formation of the Company in a manner which adversely affects the rights, preferences and privileges of the Series C Preferred Stock;

(c) Create (by reclassification or otherwise) any new series or shares of capital stock having rights, preferences, or privileges senior to or on a parity with the Series C Preferred Stock in connection with liquidation rights or dividends;

(d) Re-issue any shares of Series C Preferred Stock converted or redeemed pursuant to the terms of the Series C Designation (except to the extent required to issue PIK Shares, if any);

(e) Effect an exchange, or create a right of exchange, cancel, or right to cancel all or part of the shares of another class of shares into shares of Series C Preferred Stock; or

(f) Alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in the Series C Designation.

* * * * *

The description of the Series C Designation above is not complete and is qualified in its entirety by the full text of the Series C Designation, filed herewith as Exhibit 3.1, which is incorporated by reference in this Item 5.03.

Item 8.01 Other Events.

The Company undertook the offering of the Series C Preferred Stock discussed above in Item 1.01, to raise funding to engage legal counsel to potentially take legal action against (i) the operator of certain of its properties located in Canada that are operated by Blue Sky Resources Ltd. (“Blue Sky”), whose CEO is the father of the Company’s former Chief Executive Officer, and (ii) former officers of the Company. Funding from this offering may also be used to complete the activities necessary to bring the company current with all necessary SEC filings.

Investors in the offering include the Company’s director, Leo Womack, who purchased $50,000 in shares of Series C Preferred Stock (5,000 shares).

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Form of Subscription Agreement (November 2021 Private Offering)
3.1*	Certificate of Designation of Petrolia Energy Corporation Establishing the Designations, Preferences, Limitations, and Relative Rights of its Series C Convertible Preferred Stock as filed with the Secretary of State of Texas on December 15, 2021
3.2*	Certificate of Correction of Petrolia Energy Corporation, Correcting the Certificate of Designation of the Company’s Series C Convertible Preferred Stock, as filed with the Secretary of State of Texas on February 25, 2022

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petrolia Energy Corporation

/s/ Mark M. Allen
Mark M. Allen
Chief Executive Officer

Date: March 3, 2022